Exhibit 10.65

Master Lease Agreement

THIS MASTER LEASE AGREEMENT (the “Lease”) is entered into by City National Bank (“Lessor”) and LookSmart, Ltd., a Delaware Corporation (“Lessee”), as of April 6, 2007.

The parties agree that Lessee shall lease from Lessor the property (the “Equipment”) described in the Equipment Schedule(s) to be executed pursuant hereto (collectively, the “Equipment Schedule”), subject to the terms set forth herein, in the Riders executed in connection herewith, and in the Equipment Schedule. Each Equipment Schedule by its terms incorporates the terms of this Lease, and each Equipment Schedule is an independent lease agreement.

1. TERM. This Lease shall be effective from and after the date of execution hereof. The term of lease with respect to any item of the Equipment shall consist of the term set forth in the Equipment Schedule relating thereto.

2. RENT. Lessee shall pay Lessor the rental installments in the amounts and on the dates specified in the Equipment Schedule, without prior notice or demand, and all other amounts payable pursuant to this Lease (collectively, “rent”). Each Equipment Schedule constitutes a non-cancelable net lease, and Lessee’s obligation to pay rent, and otherwise to perform its obligations under this Lease, each Equipment Schedule and all of the other documents and agreements entered into in connection herewith (collectively, the “Lease Documents”), are absolute and unconditional and shall not be affected by any circumstances whatsoever, including any right of setoff, counterclaim, recoupment, deduction, defense or other right which Lessee may have against Lessor, the manufacturer or vendor of the Equipment (the “Suppliers”), or anyone else, for any reason whatsoever. Rental installments are payable as and when specified in the Equipment Schedule, without invoice or other written demand (except as expressly provided in any Equipment Schedule), Lessee agrees that all such rental installments and all other amounts payable by Lessee under the Lease Documents shall be made by such method as may be from time to time directed by Lessor or its assignee in writing. All payments under this Lease, including all rent installments, shall be effective upon receipt of immediately available good funds. Timeliness of rental installment payment and its other performance under the Lease Documents is of the essence. If any rental installment or other amount payable to Lessor is not paid within 10 days of its due date, Lessee will pay Lessor a late charge equal to the greater of (i) 5% of each late payment or (ii) $5.00 for each late payment (or such lesser amount as is the maximum amount allowable under applicable law).

3. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants that:

(a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation as specified above,

(b) The execution, delivery and performance of the Lease Documents and compliance with the terms thereof: (1) have been duly authorized by all necessary action on the part of Lessee; (2) do not require the approval of any party, or any license, permit or other approval by, giving of notice to, or filing or recording with, any governmental authority, in each such case, except such as have been duly obtained; and (3) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the organization documents of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound.

(c) Each of the Lease Documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee, in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and by the application of general principles of equity.

(d) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under or remain in compliance with the Lease Documents, in each case, to any material extent, except as previously disclosed to Lessor, in writing. Lessee is not in default under any obligation for borrowed money, for the deferred purchase price of property or any lease agreement which, either individually or in the aggregate, would have the same such effect.

(e) Under all applicable laws, the Equipment consists solely of personal property and not fixtures.

(f) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present Lessee’s financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

These representations and warranties shall be deemed restated by Lessee as of the date of each Equipment Schedule as to that and all other Equipment Schedules.

4. FINANCIAL STATEMENTS; FURTHER ASSURANCES; NOTICES. Lessee covenants and agrees as follows:

(a) Lessee will furnish Lessor (1) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statement of income and statement of cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and including all notes thereto and certified by independent certified public accountants of recognized standing selected by Lessee; and within forty-five (45) days after the end of each quarter, a balance sheet of Lessee as at the end of such quarter, and the related statement of income and statement of cash flows of Lessee for such quarter, prepared in accordance with GAAP and including all notes thereto; or (2) if Lessee is then a public company, Lessee shall file with the Securities and Exchange Commission (the “SEC”) or any successor agency, on a timely basis, a copy of each annual report and any amendment to an annual report (currently Form 10-K) and quarterly report (currently Form 10Q), pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as the same may be amended from time to time, and all financial statement reports, notices, proxy statements or other documents that are sent or made generally available by Lessee to holders of its registered securities and all regular and periodic reports filed by Lessee with the SEC or any comparable reports.

(b) Lessee will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under the Lease Documents.

(c) Lessee shall provide written notice to Lessor: (1) promptly upon the occurrence of any Default (as hereinafter defined) (a “default”; except as used in Sections 15 and 1.6); (2) promptly upon Lessee becoming aware of any alleged violation of applicable law relating to the Equipment or this Lease; and (3) thirty (30) days prior to any contemplated change in Lessee’s state of organization.

5. CONDITIONS PRECEDENT. Lessor’s obligations under each Equipment Schedule, including its obligation to purchase and lease any Equipment to be leased thereunder, are conditioned upon Lessor’s determination that all of the following have been satisfied:

(a) Lessor having received the following, in form and substance satisfactory to Lessor:

(1) evidence as to due compliance with the insurance provisions hereof;

(2) Uniform Commercial Code financing statements and all other filings and recordings as required by Lessor;

(3) certificate of Lessee’s Secretary certifying: (i) resolutions of Lessee’s Board of Directors, managing member, members or other governing body duly authorizing the leasing of the Equipment hereunder and the execution, delivery and performance of this Lease and the Equipment Schedule and all related instruments and documents, and (ii) the incumbency and signature of the officers of Lessee authorized to execute such documents;

(4) if requested by Lessor, an certificate of counsel for Lessee as to each of the matters set forth in sub-parts (a) through (d) of Section 3 hereof;

(5) the only and all manually executed originals of the Equipment Schedule and all other Lease Documents;

(6) all purchase documents and agreements pertaining to the Equipment (collectively, the “Supply Contract”) evidencing title to the Equipment is free and clear of any interest therein other than that of Lessor and Lessee; and

(7) such other documents, agreements, instruments, certificates, opinions, and assurances, as Lessor reasonably may require.

(b) All representations and warranties provided in favor of Lessor in any of the Lease Documents shall be true and correct on the effective date of such Equipment Schedule with the same effect as though made as of such date (Lessee’s execution and delivery of the Equipment Schedule shall constitute an acknowledgment of the same).

(c) There shall be no default or Default under the Equipment Schedule or any other Lease Documents. The Equipment shall have been delivered to and accepted by Lessee, and shall be in the condition and repair required hereby; and on the effective date of the Equipment Schedule, Lessor shall have received good title to the Equipment to be leased thereunder, free and clear of any lien, claim or encumbrance of any kind.

6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon delivery, Lessee shall inspect and, to the extent the Equipment conforms to the condition required by the applicable Supply Contract, accept the Equipment and shall execute and deliver to Lessor an Equipment Schedule containing a complete description of the item of Equipment accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease. All expenses incurred in connection with Lessor’s purchase of the Equipment (including shipment, delivery and installation) shall be the responsibility of Lessee and shall be paid upon demand, except to the extent expressly included in the Total Cost of the related Equipment, and such Equipment is finally accepted by Lessee and Lessor under an Equipment Schedule. If Lessee shall, for reasonable cause, refuse to accept delivery of any item of the Equipment, Lessee will be assigned all rights and shall assume all obligations, in substitution of Lessor, as purchaser of the Equipment.

7. USE AND MAINTENANCE.

(a) Lessee shall:

(1) use the Equipment solely in the Continental United States and in the conduct of its business, for the purpose for which the Equipment was designed, in a careful and proper manner;

(2) operate, maintain, service and repair the Equipment, and maintain all records and other materials relating thereto, in accordance and consistent with the Supplier’s recommendations, all maintenance and operating manuals or service agreements, the requirements of all applicable insurance policies, the Supply Contract, all applicable laws, and the prudent practice of other similar companies in the same business as Lessee; but in any event, to no lesser standard than that employed by Lessee for comparable equipment owned or leased by it; and without limiting the foregoing, so as to cause the Equipment to be in good repair and operating condition and in at least the same condition as when delivered to Lessee hereunder, except for ordinary wear and tear resulting despite Lessee’s full compliance with the terms hereof;

(3) not change the location of any Equipment as specified in the Equipment Schedule without providing Lessor with at least 30 days’ prior written notice, and delivering or causing to be delivered, and filed, all filings, waivers and other documents and assurances requested by Lessor; and

(4) not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accession to or a part of such other item of equipment,

(b) Lessee shall promptly replace any parts of the Equipment which become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, by replacement parts which are free and clear of all liens, encumbrances or rights of others and have a value, utility and remaining useful life at least equal to the parts replaced.

(c) Lessee shall afford Lessor and/or its designated representatives access to the premises where the Equipment is located for the purpose of inspecting such Equipment and all applicable maintenance or other records at any reasonable time during normal business hours.

8. DISCLAIMER OF WARRANTIES.

(a) LESSOR IS NOT A SELLER, SUPPLIER OR MANUFACTURER (AS DEFINED OR USED IN THE UNIFORM COMMERCIAL CODE), OR DEALER, NOR A SELLER’S OR A DEALER’S AGENT. THE EQUIPMENT IS LEASED HEREUNDER “AS IS”, AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT TO THE EQUIPMENT, EITHER EXPRESS OR IMPLIED, ARISING BY APPLICABLE LAW OR OTHERWISE, INCLUDING ANY OF THE SAME RELATING TO OR ARISING IN OR UNDER MERCHANTABILITY OR FITNESS FOR PARTICULAR USE OR PURPOSE, COURSE OF PERFORMANCE, COURSE OF

DEALING OR USAGE OR TRADE OR TORT (WHETHER OR NOT ARISING FROM THE ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR THE UNIFORM COMMERCIAL CODE (INCLUDING DIVISION 10). LESSEE WAIVES ANY RIGHT TO DEEM LESSOR IN DEFAULT PURSUANT THERETO AND ALL OF LESSEE’S RIGHTS AND REMEDIES UNDER UCC §§ 10508 - 10521 OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING ITS TITLE OR FREEDOM FROM LIENS, FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, FREEDOM FROM LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW.

(b) Lessee and Lessor agree that all such risks described above, as between Lessor and Lessee, are to be borne by Lessee. Lessor is not responsible for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the Supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the Supplier.

(c) Provided that no default or Default has occurred and is then continuing, Lessor fully shall cooperate with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee’s expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder. Lessee retains the right to a cause of action for actual damages against Lessor with respect to any breach of its express obligations under this Lease.

9. FEES AND TAXES.

(a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnify and hold Lessor harmless from: (i) all titling, recordation, documentary stamp and other fees; and (ii) taxes, assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon); arising at any time upon or relating to the Equipment or this Lease or the delivery, acquisition, ownership, use, operation or leasing or other disposition of the Equipment, or upon the rent, whether the same be assessed to Lessor or Lessee (any of the foregoing, an “Imposition”), excluding, however taxes based upon, measured by or with respect to the net or gross income of Lessor.

(b) If any report, return or property listing, or any Imposition is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do all things required to be done by Lessor in connection therewith and is hereby authorized by Lessor to act on behalf of Lessor in all respects. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or Claim (as hereinafter defined) therefor shall be paid by Lessee, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor.

(c) Provided that no default or Default has occurred and is continuing, if Lessor obtains a refund of any Imposition which has been paid (by Lessee, or by Lessor and for which Lessor has been reimbursed by Lessee), Lessor shall promptly pay to Lessee the net amount of such refund to the extent actually received. Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and will, in preparing any report or return required by law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee’s failure), plus interest thereon until such amount has been paid to Lessor at a rate equal to 1.5% per month or such lesser rate as may be the maximum rate chargeable under applicable law (the “Late Charge Rate”), shall be paid by Lessee to Lessor with the next periodic payment of rent.

10. TITLE AND LIENS.

(a) The parties agree that the Equipment shall remain personal property, and that Lessor’s title thereto not be impaired, notwithstanding the manner in which it may be affixed to any real property. At Lessor’s request, Lessee shall obtain and deliver to Lessor (to be recorded at Lessee’s expense), from any person having an interest in the property where the Equipment is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment.

(b) It is the express intention of the parties hereto that (1) each Equipment Schedule, incorporating by reference the terms of this Lease, constitutes a true “lease” and a “finance lease” as such terms are defined in the California Uniform Commercial Code Division 10 (“Division 10”) and not a sale or retention of security interest; and (2) title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, property, rights, equity, or interest other than a leasehold interest, solely as Lessee subject to the terms and conditions hereof,

(c) Lessee may not dispose of any of the Equipment except to the extent expressly provided herein, not-withstanding the fact that proceeds constitute a part of the Equipment. Lessee further agrees to maintain the Equipment free from all claims, liens, attachments, rights of others and legal processes (“Liens”) of creditors of Lessee or any other persons, other than (i) the rights and interest of Lessor under the related Equipment Schedule; (ii) liens for fees, taxes, levies, duties or other governmental charges of any kind, Liens of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof so long as such proceedings do not involve any substantial danger (as determined in Lessor’s sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein), and (iii) any subleases permitted hereunder, if any, and the rights of the sublessee thereunder. Lessee will defend, at its own expense, Lessor’s title to the Equipment from such claims, Liens or legal processes. Lessee shall also notify Lessor immediately upon receipt of notice of any Lien affecting the Equipment in whole or in part.

11. INSURANCE.

(a) Lessee shall obtain and maintain property and casualty insurance coverage with respect to the Equipment for not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 12 hereof); and Commercial General Liability insurance for claims arising in connection with the Equipment, including both personal injury and property damage with a combined single limit per occurrence in an amount not less than one millions dollars ($1,000,000.00), and with a deductible in amount not greater than twenty-five thousand dollars ($25,000.00).

(b) All of such insurance shall be in form (including all endorsements required by Lessor) and amount and with companies reasonably satisfactory to Lessor, All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor as sole loss payee and Lessee shall cause payments and proceeds relating to any such losses delivered promptly to Lessor. Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage.

(c) Lessee shall cause to be provided to Lessor not less than 5 business days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (1) it will give Lessor 30 days’ prior written notice of the effective date of any material alteration or cancellation of such policy; and (2) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inaction, breach of warranty or conditions or negligence of Lessee or any person other than Lessor with respect to such policy or policies.

12. LOSS AND DAMAGE.

(a) Lessee assumes the risk of direct and consequential loss and damage to the Equipment from all causes. Except as provided in this Section for discharge upon payment of Stipulated Loss Value and the other specified amounts, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease. In the event of loss or damage to any item of Equipment which does not constitute a Total Loss (as hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease.

(b) Provided that no default or Default has occurred and is continuing, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs, Lessor will apply any net insurance proceeds received by Lessor on account of such loss to the cost of repairs.

(c) Upon the occurrence of the actual or constructive total loss of any item of the Equipment, or the loss, disappearance, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unfit for normal use for any reason whatsoever, or the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment or the imposition of any Lien thereon by any governmental authority (as established to the reasonable satisfaction of Lessor, a “Total Loss”), during the term of this Lease, Lessee shall give prompt notice thereof to Lessor. On the next rent payment date, Lessee shall pay to Lessor the rent then due plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds or condemnation award actually received by Lessor).

(d) Upon payment by Lessee of the amounts required under subsection (c) above, this Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for and (to the extent applicable) Lessee shall become entitled thereto “AS IS WHERE IS” without warranty, express or implied, with respect to any matter whatsoever, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, all of Lessor’s right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to-the condition of the Equipment or any other matters.

(e) As used in this Lease, “Stipulated Loss Value” shall mean the product of the Total Cost (as set forth on the applicable Equipment Schedule) of the Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the Equipment Schedule. Stipulated Loss Value shall be determined as of the next date on which a payment of rent is or would be due after a Total Loss or other termination of an Equipment Schedule, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment. After payment of the final payment of rent due under the original term of this Lease and during any renewal term thereof, Stipulated Loss Value shall be determined as of the date of termination of such Equipment Schedule (absent any renewal thereof) or, if during a renewal term, on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values attached to such Equipment Schedule. Whenever the Stipulated Loss Value is due under such Equipment Schedule, all other amounts owing such Equipment Schedule are also due and payable.

13. REDELIVERY.

(a) With respect to each Equipment Schedule, unless otherwise provided in this Lease (including any Rider hereto), Lessee agrees that (1) it shall provide Lessor with written notice of the scheduled expiration of the then existing term of lease with respect to such Equipment Schedule, and Lessee’s assurance that the Equipment leased thereunder shall be redelivered to Lessor in accordance with the provisions of this Lease (including any Rider hereto) (the “Return Notice”); (2) such Return Notice shall be delivered to Lessor at least sixty (60) days, but no more than one hundred twenty (120) days, prior to such expiration date; and (3) if Lessee fails to so deliver such Return Notice to Lessor, at Lessor’s option (as evidenced by its written acknowledgment thereof), Lessee shall be deemed to have renewed the term thereof for a term of six months commencing on the day next succeeding such expiration date and at rental payable in the same amount and manner as the rental payable during the then expiring term.

(b) Upon the expiration or earlier termination of the term of any Equipment Schedule (or of any renewal thereof, if applicable), Lessee shall, at its own expense, return the Equipment to Lessor within ten (10) day, in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof excepted. Lessee shall return the Equipment by delivering it to such place within the Continental United States as Lessor shall specify. In addition to Lessor’s other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place any items of Equipment in the condition required in this Section, Lessee shall continue to pay to Lessor per diem rent at the last prevailing lease rate under the applicable Equipment Schedule with respect to such items of Equipment, for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. Lessor’s acceptance of such rent on account of such delay or repair does not constitute a renewal of the term of the related Equipment Schedule or a waiver of Lessor’s right to prompt return of the Equipment in proper condition.

14. INDEMNITY.

(a) Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, and any assignee of Lessor’s rights, obligations, title or interests under any Equipment Schedule, its agents and employees (“Indemnitees”), from and against any and all Claims (other than such as may directly and proximately result from the gross negligence or willful misconduct of such Indemnitees), by paying (on an after-tax basis) or otherwise discharging same, when and as such Claims shall become due, including Claims arising on account of any Lease Document, or the Equipment, or any part thereof, including the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition, ownership or operation of any item of Equipment, and by whomsoever owned, used or operated, during the term of any Equipment Schedule with respect to that item of Equipment, the existence of latent and other defects (whether or not discoverable by Lessor or Lessee) any claim in tort for negligence or strict liability, and any claim for patent, trademark or copyright infringement, or the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof, or for whatever other reason whatsoever.

(b) Lessor shall give Lessee prompt notice of any Claim hereby indemnified against and Lessee shall be entitled to control the defense thereof, so long as no default or Default has occurred and is then continuing, provided that Lessor shall have the right to approve defense counsel selected by Lessee, which approval shall not be unreasonably withheld. For the purposes of this Lease, the term “Claims” shall mean all claims, allegations, harm, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including simple negligence and strict liability), charges that Lessor has incurred or for which it is responsible, in the nature of interest, Liens, and costs (including attorneys’ fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or Indemnitees provided for hereunder, or otherwise available at law or equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person.

15. DEFAULT.

(a) A default shall be deemed to have occurred hereunder and under an Equipment Schedule (“Default”) if:

(1) Lessee shall fail to make any payment of rent hereunder or under an Equipment Schedule on the date when due, or

(2) Lessee shall fail to obtain and maintain the insurance required herein;

(3) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Lease Document and such failure shall continue unremedied for a period of 10 days; or

(4) Lessee shall take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Lessee or its property, and any such petition filed against Lessee is not dismissed within 30 days; or

(5) Lessee shall make or permit any unauthorized Lien against, or assignment or transfer of, this Lease, an Equipment Schedule, the Equipment or any interest therein; or

(6) any certificate, statement, representation, warranty or audit contained herein or furnished with respect hereto by or on behalf of Lessee is false or misleading in any material respect at the time delivered or when deemed restated hereunder; or

(7) Lessee shall be in default under (i) any loan, lease, guaranty, installment sale or other financing agreement or contract, to which Lessor or any of Lessor’s affiliates is a party or beneficiary and the applicable grace period with respect thereto shall have expired; or

(8) Lessee shall have terminated its corporate, partnership or limited liability company (as applicable) existence, consolidated with, or merged into (and Lessee is not the surviving entity), or conveyed or leased substantially all of its assets as an entirety to any person; or

(9) if effective voting control of the ownership interests in Lessee is not retained by the present holders thereof.

(b) The occurrence of a Default with respect to any Equipment Schedule shall, at the sole discretion of Lessor, constitute a Default with respect to any or all Equipment Schedules to which it is then a party. Notwithstanding anything set forth herein, Lessor may exercise all rights and remedies hereunder independently with respect to each Equipment Schedule.

16. REMEDIES. Upon the occurrence of a Default under the provisions of Section 15, Lessor may, at its option, declare this Lease and such Equipment Schedule (and any other Equipment Schedule) to be in default. At any time after cancellation of an Equipment Schedule or after declaration by Lessor that such Equipment Schedule is in default, Lessor may, in addition to any other remedies provided herein or by applicable law, exercise one or more of the following remedies as Lessor in its sole discretion shall elect:

(a) Require Lessee to assemble any or all of the Equipment at the location to which the Equipment was delivered or the location to which such Equipment may have been moved by Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; and/or to return promptly, at Lessee’s expense, any or all of the Equipment to Lessor at the location, in the condition and otherwise in accordance with all of the terms of Section 13 hereof; and/or take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (other than to premises) (any such taking of possession shall constitute an automatic cancellation of the Equipment Schedule pertaining thereto without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder).

(b) Sell, re-lease or otherwise dispose of any or all of the Equipment, whether or not in Lessor’s possession, with the right of Lessor to purchase and apply the net proceeds of such disposition, after deducting all costs of such disposition, to the obligations of Lessee hereunder.

(c) In lieu of the damages specified in subsection (b), with respect to each applicable Equipment Schedule, Lessor may recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount calculated as the sum of:

(1) the greater of either (A) the Stipulated Loss Value of the Equipment (determined as of the next date on which a payment is or would have been due after the occurrence of the subject Default), together with all other sums due under such Equipment Schedule as of such determination date or (B) all sums due and to become due under such Equipment Schedule for the full term thereof (including any tax indemnities becoming due as a result of the Default, and any mandatory purchase or renewal options which Lessee has contracted to pay) (provided that all sums becoming due after the occurrence of such Default shall be discounted to present value as of the date of payment by Lessee) plus Lessor’s estimated residual interest in the Equipment; plus

(2) the amount of all commercially reasonable costs and expenses incurred by Lessor in connection with the repossession and disposition of the Equipment, including reasonable attorneys’ fees and costs incurred in connection therewith or otherwise resulting from the Default; minus

(3) the present value of the proceeds, if any, of disposition of the Equipment.

(d) Cancel such Equipment Schedule as to any or all of the Equipment.

(e) Proceed by appropriate court action, either at law or in equity (including an action for specific performance), to enforce performance by Lessee or to recover damages associated with such Default; or exercise any other right or remedy available to Lessor at law or in equity.

(f) By offset, recoupment or other manner of application, apply any security deposit, monies held in deposit or other sums then held by Lessor, and with respect to which Lessee has an interest, against any obligations of Lessee arising under this Lease, whether or not Lessee has pledged, assigned or granted a security interest to Lessor in any or all such sums as collateral for such obligations,

(g) All amounts to be present valued shall be discounted at a rate equal to the lesser of the discount rate of the Federal Reserve Bank of San Francisco in effect i) on the lease commencement date or ii) on the applicable present value date. Unless otherwise provided above, a cancellation of any Equipment Schedule shall occur only upon written notice by Lessor to Lessee and only with respect to such items of the Equipment as Lessor specifically elects to cancel in such notice. Except as to such items of the Equipment with respect to which there is a cancellation, this Lease and the Equipment Schedules not so canceled shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder and thereunder.

(h) Except as otherwise specifically provided above, Lessee shall also be liable for (1) all unpaid rent due hereunder before, during or after exercise of any of the foregoing remedies, (2) for all reasonable legal fees and other expenses incurred by reason of any default or Default or the exercise of Lessor’s rights or remedies with respect thereto, including all costs and expenses incurred in connection with the negotiation, restructuring, or work-out of this Lease, the return, repossession or other recovery of any Equipment in accordance with the terms of Section 13 hereof and this Section 16, or in placing such Equipment in the condition required by such Sections, and all other pre-judgment and post-judgment enforcement related actions taken by Lessor, and (3) Late Charges which shall accrue and be payable with respect to any and all amounts becoming due pursuant to this Section 16 from and after the due date therefor until payment of the full amount thereof is made.

(i) No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Default. In no event shall the execution of an Equipment Schedule constitute a waiver by Lessor of any pre-existing Default in the performance of the terms and conditions hereof.

17. ASSIGNMENT.

(a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE WILL NOT ASSIGN, TRANSFER OR ENCUMBER ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR UNDER ANY EQUIPMENT SCHEDULE, OR ITS LEASEHOLD INTEREST, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANYONE BUT LESSEE; provided, however, that Lessee may enter into subleases or assignments with Lessee’s wholly owned affiliates so long as (i) the term is no longer than the related Equipment Schedule, (ii) the terms are not inconsistent with the provisions of this Lease, (iii) no further subleases, assignments or transfers are permitted thereunder or with respect thereto, (iv) any such sublease or assignment is expressly subject and subordinated to the related Equipment Schedule and Lessor’s rights relating thereto (including, without limitation, its right to recover possession of the Equipment upon the occurrence of a Default), and (v) no Default has occurred and is then existing. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations, and Lessee shall remain primarily liable, hereunder and under each Equipment Schedule. Any impermissible assignment, transfer, encumbrance, delegation or sublease by Lessee shall be void ab initio.

(b) LESSOR MAY AT ANY TIME ASSIGN ANY OR ALL OF ITS RIGHTS, OBLIGATIONS, TITLE AND INTERESTS HEREUNDER AND UNDER ANY EQUIPMENT SCHEDULE, TO ANY OTHER PERSON. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. Any such assignee shall have and be entitled to exercise any and all rights and powers of Lessor hereunder, but such assignee shall not be obligated to perform any of the obligations of Lessor hereunder (other than the covenant of quiet enjoyment specified in Section 18(d) hereof, or as otherwise provided in any notice with respect thereto by Lessor to Lessee). Lessee will pay all rent and other amounts payable by Lessee hereunder to such assignee, notwithstanding any defense or claim of whatever nature, whether by reason of breach or otherwise which it may now or hereafter have against Lessor; it being understood that in the event of a default or breach by Lessor, that Lessee shall pursue any rights on account thereof solely against Lessor. Lessee agrees that any such assignment shall not constitute a material change to Lessee’s duties or obligations under the Lease or any Equipment Schedule nor materially increase Lessee’s risks or burdens, Upon such assignment and except as may otherwise be provided therein all references in this Lease to Lessor shall include such assignee.

(c) Subject always to the foregoing, this Lease and each Equipment Schedule inure to the benefit of, and are binding upon, the successors and assigns of the parties hereto and thereto, as the case may be.

18. MISCELLANEOUS.

(a) This Lease, the Riders executed from time to time in connection herewith, and each Equipment Schedule, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. This Lease supersedes any commitment letter, proposal letter, or other writing or agreement previously issued or entered into by Lessor with respect to Lessee and the Equipment.

(b) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(c) The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the execution and delivery of this Lease, each Equipment Schedule and any other Lease Documents. Each execution by Lessee of an Equipment Schedule shall be deemed a reaffirmation and warranty of the representations and warranties set forth herein, and a reaffirmation of the representation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. With respect to each Equipment Schedule, the obligations of Lessee under Sections 7, 8, 9, 10, 13 and 14 hereof, together with any of Lessee’s obligations under the other provisions of this Lease (as incorporated therein) which have accrued but not been fully satisfied, performed or complied with prior to the cancellation or termination of such Equipment Schedule, shall survive the cancellation or termination thereof to the extent necessary for the full and complete performance of such obligations.

(d) Lessor represents and covenants to Lessee that Lessor has full authority to enter into this Lease and any other Lease Documents to which it may become a party, and so long as no default or Default occurs with respect to an Equipment Schedule, neither Lessor nor any person authorized by Lessor shall interfere with Lessee’s right to peaceably and quietly possess and use the Equipment during the term thereof, subject to the terms and provisions hereof.

(e) Expenses incurred by Lessor in connection with (1) the filing or recording of real property waivers and UCC statements, and (2) lien search reports and copies of filings with respect to Lessee and/or the Equipment, shall be for the account of Lessee and shall be payable by Lessee upon demand. If Lessee fails to perform any of its obligations hereunder with respect to an Equipment Schedule, Lessor shall have the right, but shall not be obligated, to effect such performance, and the amount of any out of pocket and other reasonable expenses of Lessor incurred in connection with such performance, together with interest thereon at the Late Charge Rate, shall be payable by Lessee upon demand. Lessor’s effecting such compliance shall not be a waiver of Lessee’s default.

(f) Lessee irrevocably appoints Lessor as Lessee’s attorney-in-fact (which power shall be deemed coupled with an interest) to file, execute, endorse and/or deliver any UCC statements and any other documents, instruments, and any checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 11 hereof. To secure payment and performance of Lessee’s obligations under this Lease, Lessee grants to Lessor a security interest in any and all property of Lessee in the possession or control of Lessor, or any affiliate of Lessor, and Lessee shall enter into any such control agreement or similar agreement with any such affiliate to perfect such security interest as Lessor may reasonably require. Lessee further agrees that such security interest shall extend to any other collateral in which Lessee has granted to Lessor, or any affiliate of Lessor a security interest to secure any other obligations.

(g) All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

(h) This Lease and all of the other Lease Documents shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of California, as set forth below the signature of Lessor.

(i) THIS LEASE AND ALL OF THE OTHER LEASE DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE OF CALIFORNIA), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT, The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court in Los Angeles County, California, and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address herein below set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of California. Lessee waives any right it may have to object to such forum and agrees that it may institute any legal action or proceeding against Lessor or relating to the Lease only in such forum. Lessor may bring any action or proceeding against Lessee, its property or otherwise relating to this Lease or the Equipment in the courts of any other jurisdiction.

(j) This Lease and all of the other Lease Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument; provided, however, that to the extent that this Lease and/or the Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of such Equipment Schedule and incorporating the Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of such Equipment Schedule other than the original thereof, which shall be identified as the document marked “Original” and all other counterparts shall be marked “Duplicate”.

19. DISPUTE RESOLUTION

(a) Mandatory Arbitration. Except as provided in section 19(b) below, any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between Lessor and Lessee and in any way arising out of, pertaining to or in connection with: (a) this Lease, and/or any renewals, extensions, or amendments thereto; (b) any of the Lease Documents; (c) any violation of this Lease or the Lease Documents; (d) all past, present and future loans; (e) any incidents, omissions, acts, practices or occurrences arising out of or related to this Lease or the Lease Documents causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (f) any aspect of the past, present or future relationships of the parties, will be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles, California, and administered by the American Arbitration Association (“AAA”) in accordance with the California Arbitration Act (California Code of Civil Procedure § 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal courts having jurisdiction thereof.

(b) Real Property Collateral. No controversy or claim will be submitted to arbitration without the consent of all the parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation owed to CNB which is secured in whole or in part by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim will be determined as provided in the subsection entitled “Judicial Reference”.

(c) Judicial Reference. Any controversy or claim which is not submitted to arbitration pursuant to section 19.2 above, will be determined by a reference in accordance with California Code of Civil Procedure §638 et. seq. In such circumstances, the parties will designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, will be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees will be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure §644 and §645.

(d) Provisional Remedies, Self Help and Foreclosure. No provision of this Lease will limit the right of any party to: (a) foreclose against any real property collateral by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, or applicable law, (b) exercise any rights or remedies as a secured party against any personal property collateral pursuant to the terms of a security agreement or pledge agreement, or applicable law, (c) exercise self help remedies such as setoff, or (d) obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies, or exercise of self help remedies will not constitute a waiver of the right of any party, including the plaintiff, to submit any dispute to arbitration or judicial reference.

(e) Powers and Qualifications of Arbitrators. The arbitrator(s) will give effect to statutes of limitation, waiver and estoppel and other affirmative defenses in determining any claim. Any controversy concerning whether an issue is arbitratable will be determined by the arbitrator(s). The laws of the State of California will govern. The arbitration award may include equitable and declaratory relief. All arbitrator(s) selected will be required to be a practicing attorney or retired judge licensed to practice law in the State of California and will be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the controversy or claim at issue.

(f) Discovery. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Lease. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

(g) Miscellaneous. The arbitrator(s) will determine which is the prevailing party and will-include in the award that party’s reasonable attorneys’ fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

IN WITNESS WHEREOF, the parties hereto have caused this Master Lease Agreement to be duly executed, under seal, as of the day and year first above set forth.

LESSOR: City National Bank		LESSEE: Looksmart, Ltd., a Delaware Corporation

By	/s/ David W. Maurer	By	/s/ John Simonelli

Name:	David W. Maurer	Name:	John Simonelli

Title:	SVP Equipment Leasing Manager	Title:	CFO

Address:	555 South Flower Street, 24th Floor	Address:	625 2nd St.
	Los Angeles, CA 90071		San Francisco, CA 94107
	Fax: 213.673.9816		Fax:	- -
	Attn: Carol Brooks		Attn:

First Amendment Rider

RIDER NO. 01

This Rider amends and is incorporated into that certain Master Lease Agreement dated as of April 6th, 2007 (the “Lease”), between City National Bank (“Lessor”) and Looksmart Ltd, a Delaware Corporation, (“Lessee”).

1.	LESSEE RENEWAL

(a) At the expiration of the original term of each Equipment Schedule to which this Rider is applicable, unless Lessee shall have exercised its option to purchase the Equipment, Lessee shall renew such Equipment Schedule(s), with respect to all but not less than all of the Equipment covered by such Equipment Schedule(s), on the terms and conditions of such Equipment Schedule(s), for a renewal term of six (6)months at a monthly rent equal to the greater of: (a) $8,440.69 (2.543%) a month, or (b) the Fair Market Rental Value (as hereinafter defined) of the Equipment determined at the time of renewal. No action or election by Lessee shall be required for such renewal to become effective.

(b) At the expiration of the initial renewal term of each Equipment Schedule to which this Rider is applicable, Lessee shall have the option to renew such Equipment Schedule, with respect to all but not less than all of the Equipment, on the terms and conditions of such Equipment Schedule, for a negotiated renewal term at a periodic rent equal to the Fair Market Rental Value of such Equipment determined at the time of renewal. If Lessee desires to exercise this option it shall give Lessor written notice of its election to renew at least ninety [90] days before expiration of the initial renewal term of such Equipment Schedule. Such election shall be effective with respect to all of the Equipment leased under the Equipment Schedule. Thereafter, Lessee shall engage in negotiations with Lessor to determine the additional renewal term and the periodic rent to be paid during the renewal term.

(c) For purposes of this Section, “Fair Market Rental Value” shall be deemed to be an amount equal to the rental, as installed and in use, obtainable in an arms’ length transaction between a willing and informed lessor and a willing and informed lessee under no compulsion to lease (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 of this Lease). If the parties are unable to agree on the Fair Market Rental Value of the Equipment, then Lessor and Lessee shall at Lessee’s expense obtain appraisal values (the “Appraisal Procedure”) from three independent appraisers (one selected by Lessor, one by Lessee, and the third by the first two, all of whom shall be members of a professional appraisal trade association and experience in the industry and with respect to similar equipment) and the average Fair Market Rental Value as determined by such appraisers shall be binding on the parties hereto.

2.	OPTION TO PURCHASE

(a) Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of the original term or any renewal term of each Equipment Schedule as to which this Rider is applicable, all but not less than all of the Equipment leased thereunder upon the following terms and conditions: If Lessee desires to exercise this option it shall give Lessor written notice of its election to purchase at least ninety [90) days before expiration of the original term of such Equipment Schedule with respect to such Equipment Schedule. Such election shall be effective with respect to all of the Equipment leased under the Equipment Schedule. Thereafter, Lessee shall engage in negotiations with Lessor to determine the Purchase Price for the Equipment. At the expiration of the original term or the renewal term, as applicable, of such Equipment Schedule, Lessee shall pay to Lessor in cash the Purchase Price for the Equipment so purchased, determined as hereinafter provided. The Purchase Price of Equipment shall be an amount equal to the greater of: (x) 15% of the original Total Cost of the Equipment (as specified on the Equipment Schedule), or (y) the Fair Market Value of the Equipment; together with all taxes and charges upon sale.

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(b) For purposes of subsection (a), “Fair Market Value” shall be deemed to be an amount equal to the sale price of the Equipment, as installed and in use, obtainable in an arms’ length transaction between a willing and informed buyer and a willing and informed seller under no compulsion to sell (and assuming that, as of the date of determination, the Equipment is in at least the condition required by Section 13 of this Lease). To determine the Fair Market Value of the Equipment, Lessee shall, at Lessee’s expense, obtain written appraisal values from an Appraiser chosen by Lessee. Lessee shall provide such written appraisal values to Lessor with its notice to exercise its purchase option.

(c) Notwithstanding any election of Lessee to purchase, the provisions of the Equipment Schedule shall continue in full force and effect until the transfer of title to the Equipment leased thereunder upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, all of Lessors right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

CITY NATIONAL BANK Lessor		Looksmart, LTD Lessor

By:	/s/ David W. Maurer	By:	/s/ John Simonelli
Name:	David W. Maurer	Name:	John Simonelli
Title:	SVP Equipment Leasing Manager	Title:	CFO

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